GE-WMC Mortgage Securities, L.L.C.

                            PASS-THROUGH CERTIFICATES
                              (Issuable in Series)

                             UNDERWRITING AGREEMENT


[REPRESENTATIVE]                                             New York, New York
[ADDRESS]                                                    [_____], 20[__]

Ladies and Gentlemen:

         GE-WMC Mortgage Securities, L.L.C., a limited liability company organized and existing under the laws of the State of Delaware (the "COMPANY"), may offer for sale to you and each underwriter named in the related Terms Agreement (as defined herein) (collectively, the "UNDERWRITERS") from time to time its Pass-Through Certificates evidencing interests in a pool of mortgage loans (the "CERTIFICATES"). The Certificates may be issued in various series, and within each series, in one or more classes, in one or more offerings on terms determined at the time of sale (each such series, a "SERIES" and each such class, a "CLASS"). Each Series of the Certificates will be issued under a separate Pooling and Servicing Agreement (each, a "POOLING AND SERVICING AGREEMENT") to be dated as of the applicable cut-off date (each, a "CUT-OFF DATE") among the Company, [SEVICER OR MASTER SERVICER, ANY SPECIAL SERVICER AND THE TRUSTEE]. Capitalized terms used but not defined herein shall have the meanings given to them in the related Pooling and Servicing Agreement.

The Certificates issued under each Pooling and Servicing Agreement will represent the entire beneficial ownership interest in a trust fund (the "TRUST FUND") established by such Pooling and Servicing Agreement. The assets of each Trust Fund will consist primarily of a pool of conventional, [fixed-][adjustable-] rate, [first][second][junior] lien, one- to four-family residential mortgage loans (the "MORTGAGE LOANS") having the original terms to maturity specified in the related Terms Agreement referred to hereinbelow. Pursuant to the Mortgage Loan Purchase Agreement, dated the date of this Agreement (the "MORTGAGE LOAN PURCHASE AGREEMENT") between [SELLER], as seller (the "SELLER") and the Company, the Seller will sell to the Company all of its right, title and interest in and to the related Mortgage Loans, including the scheduled principal balances of such Mortgage Loans as of the applicable Cut-off Date and interest due after such Cut-off Date. Pursuant to the related Pooling and Servicing Agreement, the Company will sell to a Trust Fund all of its right, title and interest in and to the related Mortgage Loans, including the scheduled principal balances of such Mortgage Loans as of the applicable Cut-off Date and interest due after such Cut-off Date. If so specified in the related Terms Agreement, one or more elections may be made to treat the assets of each Trust Fund as a real estate mortgage investment conduit (each, a "REMIC") for federal income tax purposes.

         The Certificates are more fully described in a Registration Statement which the Company has furnished to the Underwriters.

         Whenever the Company determines to make an offering of Certificates (each, a "CERTIFICATE OFFERING") pursuant to this Agreement through you, it will enter into an agreement with you which shall be substantially in the form of Exhibit A hereto (the "TERMS AGREEMENT") providing for the sale of specified Classes of Offered Certificates (as defined below) to, and the purchase and public offering thereof by, you acting as a representative of the several Underwriters (in such capacity you are hereinafter referred to as the "REPRESENTATIVE"), and the other Underwriters If only one Underwriter is named in the Terms Agreement, the terms "Underwriter," "Underwriters" and "Representative" shall refer to that named Underwriter. Each such Certificate Offering which the Company elects to make pursuant to this Agreement shall be governed by this Agreement, as supplemented by the related Terms Agreement. Each Terms Agreement shall specify, among other things, the Classes of Certificates to be purchased by the Underwriters (the "OFFERED CERTIFICATES"), the principal balance or balances of the Offered Certificates, each subject to any stated variance, the names of the Underwriters participating in such Certificate Offering and the price or prices at which such Offered Certificates are to be purchased by the Underwriters from the Company.

         1. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to and agrees with the Underwriters, as of the date of the related Terms Agreement, that:

         (a) The registration statement specified in the related Terms Agreement, on Form S-3, including a prospectus, has been filed with the Securities and Exchange Commission (the "COMMISSION") for the registration under the Securities Act of 1933, as amended (the "ACT"), of pass-through certificates issuable in series, which registration statement has been declared effective by the Commission. Such registration statement, as amended to the date of the related Terms Agreement, including any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act which were filed under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), on or before the effective date of the Registration Statement, is hereinafter called the "REGISTRATION STATEMENT," and such prospectus, as such prospectus is supplemented by a prospectus supplement relating to the Offered Certificates of the related Series, each in the form first filed after the date of the related Terms Agreement pursuant to Rule 424(b) under the Act, including any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act which were filed under the Exchange Act on or before the date of such prospectus supplement (other than any such incorporated documents that relate to [Collateral Term Sheets] (as defined herein)) (such prospectus supplement, including such incorporated documents (other than those that relate to [Collateral Term Sheets]), in the form first filed after the date of the related Terms Agreement pursuant to Rule 424(b), is hereinafter called the "PROSPECTUS SUPPLEMENT"), is hereinafter called the "Prospectus". Any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Prospectus or the Prospectus Supplement shall be deemed to refer to and include the filing of any document under the Exchange Act after the effective date of the Registration Statement or the issue date of the Prospectus or Prospectus Supplement, as the case may be, deemed to be incorporated therein by reference pursuant to Item 12 of Form S-3 under the Act.

         (b) The related Registration Statement, at the time it became effective, and the prospectus contained therein, and any amendments thereof and supplements thereto filed prior to the date of the related Terms Agreement, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder; on the date of the related Terms Agreement and on each Closing Date (as defined in Section 3 below), the related Registration Statement and the related Prospectus, and any amendments thereof and supplements thereto, will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder; such Registration Statement, at the time it became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; such Prospectus, on the date of any filing pursuant to Rule 424(b) and on each Closing Date, will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; PROVIDED, HOWEVER, that the Company makes no representations or warranties as to the information contained in or omitted from (A) such Registration Statement or such Prospectus (or any supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Representative or any Underwriter specifically for use in the preparation thereof, or (B) any Current Report (as defined in Section 5(b) below), other than with respect to any Mortgage Pool Error, or in any amendment thereof or supplement thereto, incorporated by reference in such Registration Statement or such Prospectus (or any amendment thereof or supplement thereto).

         (c) The Certificates of the related Series will conform to the description thereof contained in the related Prospectus; will each, if rated at the time of issuance in one of the two highest rating categories by a nationally recognized statistical rating organization, be when issued a "mortgage related security" as such term is defined in Section 3(a)(41) of the Exchange Act; and will each on the related Closing Date be duly and validly authorized, and, when validly executed, countersigned, issued and delivered in accordance with the related Pooling and Servicing Agreement and sold to you as provided herein and in the related Terms Agreement, will each be validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement.

         (d) Neither the issuance nor sale of the Certificates of the related Series nor the consummation of any other of the transactions herein contemplated, nor the fulfillment of the terms hereof or of the related Terms Agreement, will conflict with any statute, order or regulation applicable to the Company of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Company or with any organizational document of the Company or any instrument or any agreement under which the Company is bound or to which it is a party.

         (e) This Agreement and the related Terms Agreement have been duly authorized, executed and delivered by the Company.

         (f) At or prior to the related Closing Date, the Company will have entered into the related Pooling and Servicing Agreement and, assuming the due authorization, execution and delivery thereof by the Trustee, such Pooling and Servicing Agreement (on such Closing Date) will constitute the valid and binding agreement of the Company enforceable in accordance with its terms, subject as to enforceability, to bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights and to general principles of equity (regardless of whether the enforceability of such Pooling and Servicing Agreement is considered in a proceeding in equity or at law).

         2. PURCHASE AND SALE. Subject to the execution of the Terms Agreement for a particular Certificate Offering and subject to the terms and conditions and in reliance upon the representations and warranties set forth in this Agreement and such Terms Agreement, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, all, but not less than all, of the related Offered Certificates at the purchase price therefor set forth in such Terms Agreement (the "PURCHASE Price").

         The parties hereto agree that settlement for all securities pursuant to this Agreement and the related Terms Agreement shall take place on the terms set forth herein and therein and not as set forth in Rule 15c6-1(a) under the Exchange Act.

         3. DELIVERY AND PAYMENT. Delivery of and payment for the Offered Certificates of a Series shall be made at the offices of Thacher Proffitt & Wood LLP, New York, New York, at 10:00 A.M., New York City time, on the Closing Date specified in the related Terms Agreement, which date and time may be postponed by agreement between the Representative and the Company (such date and time being herein called the "CLOSING DATE"). Delivery of such Offered Certificates shall be made to the Representative for the accounts of the several Underwriters against payment by each Underwriter of the applicable Purchase Price thereof to or upon the order of the Company by wire transfer in federal or other immediately available funds or by check payable in federal funds, as the Company shall specify no later than five full business days prior to such Closing Date. Unless delivery is made through the facilities of The Depository Trust Company, the Offered Certificates shall be registered in such names and in such authorized denominations as the Underwriters may request not less than two full business days in advance of each Closing Date.

         The Company agrees to notify the Representative at least two business days before each Closing Date of the exact principal balance evidenced by the Offered Certificates and to have such Offered Certificates available for inspection, checking and packaging in New York, New York, no later than 12:00 noon on the business day prior to such Closing Date.

         4. OFFERING BY THE UNDERWRITERS. It is understood that the Underwriters propose to offer the Offered Certificates of the related Series for sale to the public as set forth in the Prospectus.

         5. AGREEMENTS. The Company agrees with the Underwriters that:

         (a) The Company will cause the Prospectus as supplemented by a Prospectus Supplement relating to the Offered Certificates to be transmitted to the Commission for filing pursuant to Rule 424 under the Act by means reasonably calculated to result in filing with the Commission pursuant to such rule, and prior to the termination of the Certificate Offering to which such Prospectus relates also will promptly advise the Representative (i) when any amendment to the related Registration Statement specifically relating to such Offered Certificates shall have become effective or any further supplement to such Prospectus has been filed, (ii) of any request by the Commission for any amendment of such Registration Statement or Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or the institution or threatening of any proceeding for that purpose and (iv) of the receipt by the Company of any written notification with respect to the suspension of the qualification of such Offered Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

         (b) The Company will cause any Computational Materials, Collateral Term Sheets, Series Term Sheets and any Structural Term Sheets (each as defined in
Section 8 below) with respect to the Offered Certificates of a Series that are delivered by the Representative on behalf of the Underwriters to the Company pursuant to Section 8 to be filed with the Commission on a Current Report on Form 8-K (a "CURRENT REPORT") pursuant to Rule 13a-11 under the Exchange Act. Any Computational Materials, Series Term Sheets and Structural Term Sheets shall be filed as soon as reasonably practicable after the date of the date of the related Terms Agreement, but in any event, not later than 11:00 a.m. New York time on the date on which the related Prospectus is made available to the Underwriters and is filed with the Commission pursuant to Rule 424(b) of the Act or as is otherwise required by the terms of the letters referred to in Section 8 hereof. The Company will cause one Collateral Term Sheet (as defined in Section 8 below) with respect to the Offered Certificates of a Series that is delivered by the Representative on behalf of the Underwriters to the Company in accordance with the provisions of Section 8 to be filed with the Commission on a Current Report pursuant to Rule 13a-11 under the Exchange Act on the business day immediately following the day on which such Collateral Term Sheet is delivered to counsel for the Company by the Representative prior to 10:30 a.m. In addition, if at any time prior to the availability of the related Prospectus Supplement any Underwriter has delivered to any prospective investor a subsequent Collateral Term Sheet that reflects, in the reasonable judgment of the Representative on behalf of the Underwriters and the Company, a material change in the characteristics of the Mortgage Loans for the related Series from those on which a Collateral Term Sheet with respect to the related Series previously filed with the Commission was based, the Company will cause any such Collateral Term Sheet that is delivered by the Representative to the Company in accordance with the provisions of Section 8 to be filed with the Commission on a Current Report on the business day immediately following the day on which such Collateral Term Sheet is delivered to counsel for the Company by the Representative prior to 10:30 a.m. In each case, the Company will promptly advise the Representative when such Current Report has been so filed and will furnish to the Representative a file stamped copy of the transmittal letter accompanying such filing. Each such Current Report shall be incorporated by reference in the related Prospectus and the related Registration Statement. Notwithstanding the five preceding sentences, the Company shall have no obligation to file any materials provided by the Representative pursuant to Sections 8 which (i) in the reasonable determination of the Company after making reasonable efforts to consult with the Representative, are not required to be filed pursuant to the Kidder Letters or the PSA Letter (each as defined in Section 8 below), or (ii) contain erroneous information or contain any untrue statement of a material fact or, when read in conjunction with the related Prospectus and related Prospectus Supplement, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; it being understood, however, that the Company shall have no obligation to review or pass upon the accuracy or adequacy of, or to correct, any ABS Term Sheets (as defined in Section 8) provided by the Representative to the Company pursuant to Section 8 hereof. The Company shall give notice to the Representative of its determination not to file any ABS Term Sheets pursuant to clause (i) of the preceding sentence.

         (c) If, at any time when a Prospectus relating to the Offered Certificates of a Series is required to be delivered under the Act, any event occurs as a result of which the related Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will notify the Representative of such event and prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance; PROVIDED, HOWEVER, that the Company will not be required to file any such amendment or supplement with respect to any ABS Term Sheets incorporated by reference in the related Prospectus other than any amendments or supplements of such ABS Term Sheets that are furnished to the Company by Representative on behalf of the Underwriters pursuant to Section 8(e) hereof which are required to be filed in accordance therewith.

         (d) The Company will furnish to each Underwriter and counsel for the Underwriters, without charge, as many signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of the related Prospectus and any supplements thereto (other than exhibits to the related Current Report) as the Underwriters may reasonably request.

         (e) The Company will furnish such information, execute such instruments and take such actions as may be reasonably requested by the Representative to qualify the Offered Certificates of a Series for sale under the laws of such jurisdictions as the Representative may designate, to maintain such qualifications in effect so long as required for the initial distribution of such Offered Certificates; PROVIDED, HOWEVER, that the Company shall not be required to qualify to do business in any jurisdiction where it is not qualified on the date of the related Terms Agreement or to take any action which would subject it to general or unlimited service of process or to corporate or franchise taxation in any jurisdiction in which it is not, on the date of the related Terms Agreement, subject to such service of process or to such corporate or franchise taxation.

         (f) If the transactions contemplated hereby and by the related Terms Agreement shall be consummated, the Company shall be responsible for the payment of any costs and expenses for which details are submitted, in connection with the performance of its obligations under this Agreement and the related Terms Agreement, including, without limitation, (a) the cost and expenses of printing or otherwise reproducing the related Registration Statement or Prospectus or Prospectus Supplement, this Agreement, the related Terms Agreement, the related Pooling and Servicing Agreement and the Offered Certificates, and (b) the cost of delivering the related Offered Certificates to the office of the Representative, insured to the satisfaction of the Representative. If the transactions contemplated by this Agreement are not consummated because any condition to the obligations of the Underwriters set forth in Section 6 is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof other than by reason of default by the Underwriters, the Company will reimburse the Underwriters upon demand for all out-of pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by the Underwriters in connection with the proposed purchase, sale and offering of the Offered Certificates. Except as provided in this paragraph (g) and in
Section 7 hereof, each Underwriter will pay all its own costs and expenses, including the fees of [McKee Nelson, LLP], counsel for the Underwriters, transfer taxes on resale of any Offered Certificates by it, advertising expenses connected with any offers that it may make, the fees of [KPMG LLP] with respect to its comfort letters furnished pursuant to Section 6(h) hereof relating to numerical information included in the Prospectus Supplement under the headings "Yield and Prepayment Considerations" [relating to decrement tables and other yield tables] and "Description of the Certificates- Principal Distributions" [relating to PAC tables, TAC Tables etc.] the fees of any firm of public accountants selected by the Representative with respect to their letter furnished pursuant to Section 8(c) of this Agreement and any other costs and expenses specified in the related Terms Agreement as "ADDITIONAL EXPENSES").

         6. CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the Underwriters to purchase the Offered Certificates of any Series shall be subject to the accuracy in all material respects of the representations and warranties on the part of the Company contained in this Agreement, as supplemented by the related Terms Agreement, as of the respective dates thereof and the related Closing Date, to the accuracy of the statements of the Company made in any applicable officers' certificates pursuant to the provisions hereof, to the performance by the Company of its obligations under this Agreement and such Terms Agreement and to the following additional conditions applicable to the related Certificate Offering:

         (a) No stop order suspending the effectiveness of the related Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted, or to the knowledge of the Company, threatened by the Commission.

         (b) Thacher Proffitt & Wood LLP, counsel for the Company, shall have furnished to the Representative on behalf of the Underwriters an opinion, dated the related Closing Date, to the effect that:

                  (i) This Agreement, the related Terms Agreement and the related Pooling and Servicing Agreement each constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors' rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and except that the enforcement of rights with respect to indemnification and contribution obligations and provisions (a) purporting to waive or limit rights to trial by jury, oral amendments to written agreements or rights of set off or (b) relating to submission to jurisdiction, venue of service or process, may be limited by applicable law or considerations of public policy;

                  (ii) The Certificates have been duly authorized by the Company and, when the Certificates have been duly executed, countersigned and delivered by the Trustee in the manner contemplated in the related Pooling and Servicing Agreement and paid for by the Underwriters pursuant to this Agreement and the related Terms Agreement, the Certificates will be validly issued and outstanding and entitled to the benefits provided by the related Pooling and Servicing Agreement;

                  (iii) The related Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended;

                  (iv) The Trust Fund (as defined in the related Pooling and Servicing Agreement) is not required to be registered under the Investment Company Act of 1940, as amended;

                  (v) The related Prospectus and Prospectus Supplement, as of the dates thereof (in each case, with the exception of any information incorporated by reference therein and any numerical, financial, statistical and quantitative data included therein, as to which such counsel need express no view), appeared on their respective faces to be appropriately responsive in all material respects to the requirements of the Act, and the rules and regulations thereunder applicable to such documents as of the relevant date;

                  (vi) The statements (a) in the related Prospectus under the headings "Federal Income Tax Consequences" and "ERISA Considerations" and (b) in the Prospectus Supplement under the headings (i) "Summary of Terms--Federal Income Tax Consequences," (ii) "Summary of Terms--ERISA Considerations," (iii) "Federal Income Tax Consequences" and (iv) "ERISA Considerations," insofar as such statements relate to the Certificates and purport to summarize matters of federal law or legal conclusions with respect thereto, have been reviewed by such counsel and are correct in all material respects; and

                  (vii) Assuming that the Certificates are rated in one of the two highest rating categories by a nationally recognized statistical rating organization, each such Certificate upon issuance will be a "mortgage related security" as such term is defined in Section 3(a)(41) of the Exchange Act.

         (c) In addition, Thacher Proffitt & Wood LLP, counsel for the Company, shall have stated to the Underwriters that nothing has come to such counsel's attention in the course of its review of the related Prospectus which causes such counsel to believe that such Prospectus, as of the date of the related Prospectus Supplement or the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that such counsel need express no view as to any information incorporated by reference in the related Prospectus or as to the adequacy or accuracy of the financial, numerical, statistical or quantitative information included in such Prospectus.

         (d) Thacher Proffitt & Wood LLP, counsel for the Company, shall have furnished to the Company and the Representative on behalf of the Underwriters an opinion, dated the related Closing Date, in form and substance satisfactory to the Company and the Representatives, relating to certain insolvency and bankruptcy matters and federal income tax matters as may be required to obtain the Required Ratings (as defined below)

         (e) In-house Counsel for the Company shall have furnished to the Representative on behalf of the Underwriters an opinion, dated the related Closing Date, to the effect that:

                  (i) The Company has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with power to own its properties, to conduct its business as described in the related Prospectus and to enter into and perform its obligations under this Agreement, the related Terms Agreement, the related Pooling and Servicing Agreement and the Certificates of the related Series;

                  (ii) The Company has full power and authority to sell the related Mortgage Loans as contemplated herein and in the related Pooling and Servicing Agreement;

                  (iii) This Agreement, the related Terms Agreement and the related Pooling and Servicing Agreement have been duly authorized, executed and delivered by the Company under the law of the State of Delaware;

                  (iv) The issuance and sale of the Offered Certificates have been duly authorized by the Company;

                  (v) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated herein or in the related Pooling and Servicing Agreement, except such as may be required under the blue sky laws of any jurisdiction and such other approvals as have been obtained;

                  (vi) Neither the issuance of the Certificates of the related Series nor delivery of the related Offered Certificates, nor the consummation of any other of the transactions contemplated in this Agreement, the related Terms Agreement or the related Pooling and Servicing Agreement, nor the fulfillment of the terms of the related Certificates, the related Pooling and Servicing Agreement, this Agreement or the related Terms Agreement will conflict with or violate any term or provision of the articles of formation or by-laws of the Company or, to the best of such counsel's knowledge, any statute, order or regulation applicable to the Company of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Company and will not conflict with, result in a breach or violation or the acceleration of or constitute a default under the terms of any indenture or other agreement or instrument known to such counsel to which the Company is a party or by which it is bound; and

                  (vii) There are no actions, proceedings or investigations pending or, to the best knowledge of such counsel, threatened before any court, administrative agency or other tribunal (i) asserting the invalidity of this Agreement, the related Terms Agreement, the related Pooling and Servicing Agreement or the related Certificates, (ii) seeking to prevent the issuance of the Certificates of the related Series or the consummation by the Company of any of the transactions contemplated by this Agreement, such Terms Agreement or the related Pooling and Servicing Agreement, or (iii) which might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, this Agreement, such Terms Agreement, the related Pooling and Servicing Agreement or the related Certificates.

         In rendering his or her opinion such counsel may rely as to matters of fact, to the extent deemed proper and as stated therein, on certificates of responsible officers of the Company or public officials. In addition, such opinion may be qualified as an opinion only on the laws of the State of Delaware.

         (f) The Underwriters shall have received from [McKee Nelson LLP], counsel for the Underwriters, such opinion or opinions, dated the related Closing Date, with respect to the issuance and sale of the Certificates of the related Series, the related Registration Statement, the related Prospectus and such other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as the Underwriters may reasonably request for the purpose of enabling them to pass upon such matters.

         (g) The Company shall have furnished to the Representative or counsel to the Representative a certificate of the Company, signed by the President, any Vice President or the principal financial or accounting officer of the Company, dated the related Closing Date, to the effect that the signer of such certificate has carefully examined the related Registration Statement (excluding any Current Reports and any other documents incorporated by reference therein) and the related Prospectus (excluding any related Current Report), this Agreement and the related Terms Agreement and that:

                  (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the related Closing Date with the same effect as if made on such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

                  (ii) no stop order suspending the effectiveness of such Registration Statement has been issued and no proceedings for that purpose have been instituted or, to their knowledge, threatened; and

                  (iii) nothing has come to their attention that would lead them to believe that such Registration Statement (excluding any Current Report) contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, that the related Prospectus (excluding any related Current Report) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (h) Counsel for the Trustee, shall have furnished to the Underwriters an opinion, dated the related Closing Date, to the effect that:

                  (i) the Trustee has been duly incorporated and is validly existing as a corporation or banking institution in good standing under the laws of the place of its formation with power to own its properties and conduct its business as presently conducted by it, to conduct business as a trustee and to enter into and perform its obligations under the related Pooling and Servicing Agreement;

                  (ii) the related Pooling and Servicing Agreement has been duly authorized, executed and delivered by the Trustee and constitutes the legal, valid and binding agreement of the Trustee enforceable against the Trustee in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar laws affecting the enforcement of creditors' rights generally and to judicial discretion, and general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

                  (iii) the Trustee has duly accepted its appointment as trustee under the Pooling and Servicing Agreement;

                  (iv) no consent, approval, authorization or order of any [___________] or federal court or government agency or body is required on the part of the Trustee for the consummation of the transactions contemplated in the Pooling and Servicing Agreement, except such as may be required under any federal or state securities law; and

                  (v) the performance on the part of the Trustee of any of the transactions contemplated in the Pooling and Servicing Agreement does not conflict with or result in a breach or violation of any term or provision of, or constitute a default under, the Articles of Organization, as amended, or By-Laws of the Trustee, or any [__________] or federal statute or regulation applicable to the Trustee, or to such counsel's knowledge, any indenture or other agreement or instrument to which the Trustee is a party or by which it is bound, or, to such counsel's knowledge, any order of any state or federal court, regulatory body, administrative agency or governmental body having jurisdiction over the Trustee.

         In addition, such counsel shall furnish to the Representative on behalf of the Underwriters such opinions as to the treatment of the Trust Fund for purposes of [__________] tax law as are reasonably satisfactory to the Representative.

         (i) The Representative shall have received letters dated on or before the date on which the Prospectus Supplement is dated and printed, in form and substance acceptable to the Representative and its counsel, prepared by [KPMG LLP] (a) regarding certain numerical information contained or incorporated by reference in the Prospectus Supplement and (b) relating to certain agreed upon procedures as requested by the Underwriters relating to the Mortgage Loans.

         (j) The Offered Certificates of the related Series shall have received the ratings specified in the related Terms Agreement (the "REQUIRED RATINGS").

         (k) Prior to the related Closing Date, the Company shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.

         (l) If any Certificates of the related Series are to be sold to any other underwriter and/or offered in reliance upon an exemption from the registration requirements of the Act, the sale at or prior to the related Closing Date of such Certificates to the purchaser thereof shall have occurred.

         (m) Subsequent to the date of the related Terms Agreement, there shall not have been any material adverse change in the business or properties of the Company which in the Representative's reasonable judgment, after consultation with the Company, materially impairs the investment quality of the Offered Certificates of the related Series so as to make it impractical or inadvisable to proceed with the public offering or the delivery of such Offered Certificates as contemplated by the related Prospectus.

         If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects with respect to the particular Offered Certificates of a Series when and as provided in this Agreement and the related Terms Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement and the related Terms Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representative and its counsel, this Agreement (with respect to the related Offered Certificates) and the related Terms Agreement and all obligations of the Underwriters hereunder (with respect to the related Offered Certificates) and thereunder may be canceled at, or at any time prior to, the related Closing Date by the Underwriters. Notice of such cancellation shall be given to the Company in writing, or by telephone or telegraph confirmed in writing.

         7. INDEMNIFICATION AND CONTRIBUTION.

         (a) The Company agrees to indemnify and hold harmless each Underwriter and each person who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act, or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement relating to the Offered Certificates of the applicable Series as it became effective or in any amendment or supplement thereof, or in the Registration Statement or the Prospectus, or in any amendment thereof, or are caused by the omission or alleged omission (in the case of any Computational Materials or ABS Term Sheets (as defined herein) in respect of which the Company agrees to indemnify such Underwriter, as set forth below, when such are read in conjunction with the Prospectus and Prospectus Supplement) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; PROVIDED, HOWEVER, that (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein (A) in reliance upon and in conformity with written information furnished to the Company by the Representative or any Underwriter specifically for use in connection with the preparation thereof or
(B) in any Current Report or any amendment or supplement thereof, except to the extent that any untrue statement or alleged untrue statement therein or omission therefrom results (or is alleged to have resulted) directly from an error (a "MORTGAGE POOL ERROR") in the information concerning the characteristics of the Mortgage Loans furnished by the Company to the Underwriters in writing or by electronic transmission that was used in the preparation of either (x) any ABS Term Sheets (or amendments or supplements thereof) included in such Current Report (or amendment or supplement thereof) or (y) any written or electronic materials furnished to prospective investors on which the ABS Term Sheets (or amendments or supplements) were based, (ii) such indemnity with respect to any Corrected Statement (as defined below) in the Prospectus (or supplement thereto) shall not inure to the benefit of such Underwriter (or any person controlling such Underwriter) from whom the person asserting any loss, claim, damage or liability purchased the Certificates of the related Series that are the subject thereof if such person was not sent a copy of a supplement to the Prospectus at or prior to the confirmation of the sale of such Certificates and the untrue statement or omission of a material fact contained in the Prospectus (or supplement thereto) was corrected (a "CORRECTED STATEMENT") in such other supplement and such supplement was furnished by the Company to such Underwriter prior to the delivery of such confirmation, and (iii) such indemnity with respect to any Mortgage Pool Error shall not inure to the benefit of such Underwriter (or any person controlling such Underwriter) from whom the person asserting any loss, claim, damage or liability received any ABS Term Sheets (or any written or electronic materials on which the ABS Term Sheets are based) that were prepared on the basis of such Mortgage Pool Error, if, prior to the time of confirmation of the sale of the applicable Certificates to such person, the Company notified the Underwriters in writing of the Mortgage Pool Error or provided in written or electronic form information superseding or correcting such Mortgage Pool Error (in any such case, a "CORRECTED MORTGAGE POOL ERROR"), and such Underwriter failed to notify such person thereof or to deliver to such person corrected ABS Term Sheets (or underlying written or electronic materials). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

         (b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement relating to the Offered Certificates of the applicable Series, and each person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnities from the Company to such Underwriter, but only with reference to (A) written information furnished to the Company by the Representative on behalf of the Underwriters or by any such Underwriter specifically for use in the preparation of the documents referred to in the foregoing indemnity with respect to the related Series, or (B) any ABS Term Sheets (or amendments or supplements thereof) delivered to prospective investors by the Underwriters and furnished to the Company by the Representative on behalf of the Underwriters pursuant to Section 8 and incorporated by reference in such Registration Statement or the related Prospectus or any amendment or supplement thereof, (except that no such indemnity shall be available for any losses, claims, damages or liabilities, or actions in respect thereof resulting from any Mortgage Pool Error, other than a Corrected Mortgage Pool Error). This indemnity agreement will be in addition to any liability which the Underwriters may otherwise have. The Terms Agreement will describe the information furnished in writing by the Representative and the Underwriters for inclusion in the related Prospectus and the Underwriters confirm that such statements are correct.

         (c) Promptly after receipt by an indemnified party under Section 7 of notice of the commencement of any action, an indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this
Section 7, notify such indemnifying party in writing of the commencement thereof; PROVIDED, HOWEVER, that the omission so to notify such indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 7 except and to the extent of any prejudice to the indemnifying party arising from such failure to provide notice. In case any such action is brought against an indemnified party, and it notifies an indemnifying party of the commencement thereof, such indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; PROVIDED, HOWEVER, that if the defendants in any such action include both indemnified and indemnifying parties and any such indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to such indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from an indemnifying party to an indemnified party of its election so to assume the defense of such action and approval by such indemnified party of counsel, such indemnifying party will not be liable to such indemnified party under this
Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel approved by the indemnified party in the case of subparagraph (a) or (b), representing the indemnified parties under subparagraph (a) or (b), who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

         (d) If the indemnification provided for in paragraph (a) or (b) of this
Section 7 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company or the Underwriters, on grounds of policy or otherwise, then each indemnifying party shall contribute to the aggregate losses, claims, damages and liabilities to which the Company and the Underwriters may be subject in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Certificates but also the relative fault of the Company on the one hand and of the Underwriters, on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) of the Offered Certificates received by the Company bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Offered Certificates. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the considerations referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 7(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim except where the indemnified party is required to bear such expenses pursuant to Section 7(d); which expenses the indemnifying party shall pay as and when incurred, at the request of the indemnified party, to the extent that the indemnifying party believes that it will be ultimately obligated to pay such expenses. In the event that any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party which received such payment shall promptly refund the amount so paid to the party which made such payment.

         Notwithstanding anything to the contrary in this Section 7(d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls an Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the immediately preceding sentence of this paragraph (d).

         8. ABS TERM SHEETS. (a) Prior to the delivery by any Underwriter of any ABS Term Sheet (as defined below) to a prospective investor in any Offered Certificates or to any third-party data or analytical service, the Representative shall, in order to facilitate the timely filing of such material with the Commission, notify the Company and its counsel by telephone of its intention to deliver such materials and the approximate date on which the first such delivery of such materials is expected to occur. Not later than 10:30 a.m., New York time, on the business day immediately following the date on which any ABS Term Sheet was first delivered to a prospective investor in such Offered Certificates, the Representative shall deliver to the Company five complete copies of all materials provided by the Underwriters to prospective investors in such Offered Certificates or third-party data or analytical service which constitute ABS Term Sheets. Each delivery of an ABS Term Sheet to the Company pursuant to this paragraph (a) shall be effected by delivering four copies of such materials to counsel for the Company on behalf of the Company at the address specified in Section 3 hereof and one copy of such materials to the Company. For purposes of this Agreement, "ABS TERM SHEETS" shall mean Series Term Sheets, Collateral Term Sheets, Computational Material and Structural Term Sheets, each of which shall have the respective meanings assigned to them (a) in the case of "SERIES TERM SHEETS", in the no-action letter addressed to Greenwood Trust Company, Discover Card Master Trust I dated April 5, 1996 (the "GREENWOOD LETTER"), (b) in the case of "COLLATERAL TERM SHEETS" and "STRUCTURAL TERM SHEETS", in the February 13, 1995 letter of Cleary, Gottlieb, Steen & Hamilton on behalf of the Public Securities Association (which letter, and the SEC staff's response thereto, are publicly available February 17, 1995) (the "PSA LETTER"), and (c) in the case of "COMPUTATIONAL MATERIALS", the meaning assigned to it in the no-action letter dated May 20, 1994 issued by the Division of Corporation Finance of the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated, and Kidder Structured Asset Corporation (the "KIDDER LETTERS"), the no-action letter dated May 27, 1994 issued by the Division of Corporation Finance of the Commission to the Public Securities Association and the no-action letter of February 17, 1995 issued by the Commission to the Public Securities Association and shall include any written information provided by an Underwriter to a third-party data or analytical service, including Bloomberg, or CDI files made directly available to prospective investors by an Underwriter about the structure of and assets backing the Offered Certificates. At the time of each such delivery, the Representative shall indicate in writing that the materials being delivered constitute ABS Sheets, and, if there has been any prior such delivery with respect to the related Series, shall indicate whether such materials differ in any material respect from any ABS Term Sheets previously delivered to the Company with respect to such Series pursuant to this Section 8(a) as a result of the occurrence of a material change in the characteristics of the related Mortgage Loans.

         (b) Each Underwriter, severally and not jointly, represents and warrants to and agrees with the Company, as of the date of the related Terms Agreement and as of the Closing Date, that:

                  (i) It either (A) has not provided any potential investor with an ABS Term Sheet or (B) has, prior to or substantially contemporaneously with, but in no event later than one (1) Business Day following, its first delivery of any such ABS Term Sheet to a potential investor or third-party analytical service, delivered such ABS Term Sheet to the Representative and the Representative has delivered to the Company and its counsel as described in Section 8(a) above.

                  (ii) It has not, and will not provide any ABS Term Sheets to any investor after the date of this Agreement and prior to the delivery of the related Prospectus to such investor, without the Company or its counsel having had an opportunity to review the same.

                  (iii) the Computational Materials furnished to the Company pursuant to Section 8(a) constitute (either in original, aggregated or consolidated form) all of the materials furnished to prospective investors by the Underwriters prior to the time of delivery thereof to the Company that are required to be filed with the Commission with respect to the related Offered Certificates in accordance with the Kidder Letters, and such Computational Materials comply with the requirements of the Kidder Letters;

                  (iv) the Structural Term Sheets furnished to the Company pursuant to Section 8(a) constitute all of the materials furnished to prospective investors by the Underwriters prior to the time of delivery thereof to the Company that are required to be filed with the Commission as "Structural Term Sheets" with respect to the related Offered Certificates in accordance with the PSA Letter, and such Structural Term Sheets comply with the requirements of the PSA Letter;

                  (v) the Series Term Sheets furnished to the Company pursuant to Section 8(a) constitute all of the materials furnished to prospective investors by the Underwriters prior to the time of delivery thereof to the Company that are required to be filed with the Commission as "Series Term Sheets" with respect to the related Offered Certificates in accordance with the Greenwood Letter, and such Series Term Sheets comply with the requirements of the Greenwood Letter;

                  (vi) the Collateral Term Sheets furnished to the Company pursuant to Section 8(a) constitute all of the materials furnished to prospective investors by the Underwriters prior to time of delivery thereof to the Company that are required to be filed with the Commission as "Collateral Term Sheets" with respect to the related Offered Certificates in accordance with the PSA Letter, and such Collateral Term Sheets comply with the requirements of the PSA Letter;

                  (vii) on the date any such ABS Term Sheets with respect to such Offered Certificates (or any written or electronic materials furnished to prospective investors on which the ABS Term Sheets are based) were last furnished to each prospective investor and on the date of delivery thereof to the Company pursuant to Section 8(a) and on the related Closing Date, such ABS Term Sheets (or such other materials) did not and will not include any untrue statement of a material fact or, when read in conjunction with the related Prospectus and Prospectus Supplement, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that no Underwriter makes any representation or warranty as to the Prospectus and Prospectus Supplement (other than such portion thereof described in Section 7(a)(i)(A));

                  (viii) all ABS Term Sheets (or underlying materials distributed to prospective investors on which the ABS Term Sheets were based) furnished to prospective investors or third-party data or analytical service contained and will contain a legend, prominently displayed on the first page thereof stating that the ABS Term Sheets were not prepared or disseminated on behalf of the Company, are being provided exclusively by the Underwriters and that the Underwriters are acting as the underwriters and not acting as agents of the Company in connection with the securities described therein, and otherwise in form and substance satisfactory to the Company;

                  (ix) each ABS Term Sheet bears a legend indicating that the information contained therein does not contain all the information that is required to be included in the base prospectus and the related prospectus supplement and that investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission, because they contain important information.

                  (x) either (A) it has not provided a CDI file to a prospective investor that contains information about the Offered Certificates, the Mortgage Loans or the structure of the transaction that is substantively different from such information contained in the ABS Term Sheets that have been previously delivered by an Underwriter to the Company and not in the form of a CDI file or (B) has, prior to or substantially contemporaneously with, but in no event later than one
         (1) Business Day following, its first delivery of a CDI file to a potential investor, delivered (in form other than a CDI file) to the Company or its counsel for filing such substantive information about the Offered Certificates, the Mortgage Loans or the structure of the transaction included in such CDI file that is in addition to or substantively different from such information contained in the ABS Term Sheets that have been previously delivered to the Company or its counsel.

         Notwithstanding the foregoing, no Underwriter makes any representation or warranty as to whether any ABS Term Sheets (or any written or electronic materials on which the ABS Term Sheets are based) included or will include any untrue statement resulting directly from any Mortgage Pool Error (except any Corrected Mortgage Pool Error, with respect to materials prepared after the receipt by the Underwriters from the Company of notice of such Corrected Mortgage Pool Error or materials superseding or correcting such Corrected Mortgage Pool Error).

         (c) The Underwriters shall cause a firm of public accountants to furnish to the Company a letter, dated as of the date on which the Underwriters deliver any ABS Term Sheets other than Collateral Term Sheets (which term shall be deemed to include, for purposes of this paragraph (c), calculated statistical information delivered to prospective investors) to the Company pursuant to
Section 8(a), in form and substance satisfactory to the Company, stating in effect that they have verified the mathematical accuracy of any calculations performed by the Underwriters and set forth in such ABS Term Sheets (except that with respect to any Computational Materials in the form of CDI files made directly available to prospective investors by an Underwriter or information provided by an Underwriter to a third-party data or analytical service, including Bloomberg, pursuant to which a computer model is created, such accountants' letter shall address the model created rather than the materials provided for the creation of such model).

         (d) The Underwriters acknowledge and agree that the Company has not authorized and will not authorize the distribution of any ABS Term Sheets (or any written or electronic materials on which the ABS Term Sheets are based), and agree that any ABS Term Sheets with respect to any Series of Certificates furnished to prospective investors from and after the date hereof included and shall include a disclaimer in the form set forth in paragraph (b)(viii) above. Each Underwriter agrees, severally and not jointly, that it will not represent to prospective investors that any ABS Term Sheets were prepared or disseminated on behalf of the Company.

         (e) If, at any time when the Prospectus relating to the Offered Certificates of a Series is required to be delivered under the Act, it shall be necessary to amend or supplement the Prospectus as a result of an untrue statement of a material fact contained in any ABS Term Sheets provided by any Underwriter pursuant to this Section 8 or the omission to state therein a material fact required, when considered in conjunction with the Prospectus and Prospectus Supplement, to be stated therein or necessary to make the statements therein, when read in conjunction with the Prospectus and Prospectus Supplement, not misleading, or if it shall be necessary to amend or supplement any Current Report relating to any ABS Term Sheets to comply with the Act or the rules thereunder, the Underwriters promptly will prepare and furnish to the Company for filing with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Each Underwriter, severally and not jointly, represents and warrants to the Company, as of the date of delivery of such amendment or supplement to the Company, that such amendment or supplement will not include any untrue statement of a material fact or, when read in conjunction with the Prospectus and Prospectus Supplement, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that no Underwriter makes any representation or warranty (i) as to the Prospectus and Prospectus Supplement (other than such portion thereof described in Section 7(a)(i)(A)) and (ii) as to whether any such amendment or supplement will include any untrue statement resulting directly from any Mortgage Pool Error (except any Corrected Mortgage Pool Error, with respect to any such amendment or supplement prepared after the receipt by the Underwriters from the Company of notice of such Corrected Mortgage Pool Error or materials superseding or correcting such Corrected Mortgage Pool Error). The Company shall have no obligation to file such amendment or supplement if (i) the Company determines that such amendment or supplement contains any untrue statement of a material fact or, when read in conjunction with the Prospectus and Prospectus Supplement, omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that the Company shall have no obligation to review or pass upon the accuracy or adequacy of, or to correct, any such amendment or supplement provided by any Underwriter to the Company pursuant to this paragraph (e) or (ii) the Company reasonably determines that such filing is not required under the Act. The Company shall give notice to the Underwriters of its determination not to file an amendment or supplement pursuant to clause (ii) of the preceding sentence.

         9. AGREEMENT OF THE UNDERWRITERS. Each Underwriter agrees that (i) a printed copy of the Prospectus will be delivered to each person who receives a confirmation of sale prior to or at the same time with such confirmation of sale; (ii) if an electronic copy of the Prospectus is delivered by such Underwriter for any purpose, such copy shall be the same electronic file containing the Prospectus in the identical form transmitted electronically to such Underwriter by or on behalf of the Company specifically for use by such Underwriter pursuant to this Section 9; for example, if the Prospectus is delivered to such Underwriter by or on behalf of the Company in a single electronic file in pdf format, then such Underwriter will deliver the electronic copy of the Prospectus in the same single electronic file in pdf format; and
(iii) it has not used, and during the period for which it has an obligation to deliver a "prospectus" (as defined in Section 2(a)(10) of the Act) relating to the Offered Certificates (including any period during which such Underwriter has such delivery obligation in its capacity as a "dealer" (as defined in Section 2(a)(12) of the Act)) it will not use, any internet Web site or electronic media containing information for prospective investors, including any internet Web site or electronic media maintained by third parties, in connection with the offering of the Offered Certificates, except in compliance with applicable laws and regulations

         10. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS. If one or more of the Underwriters participating in the public offering of the Offered Certificates shall fail at the Closing Date to purchase the Offered Certificates which it is (or they are) obligated to purchase hereunder (the "DEFAULTED CERTIFICATES"), then the non-defaulting Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Certificates in such amounts as may be agreed upon and upon the terms herein set forth. If, however, the Underwriters have not completed such arrangements within such 24-hour period, then

         (a) if the aggregate principal amount of Defaulted Certificates does not exceed 10% of the aggregate principal amount of the Offered Certificates to be purchased pursuant to this Agreement, the non-defaulting Underwriters named in this Agreement shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all such non-defaulting Underwriters, or

         (b) if the aggregate principal amount of Defaulted Certificates exceeds 10% of the aggregate principal amount of the Offered Certificates to be purchased pursuant to this Agreement, the non-defaulting Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Offered Certificates, and if such non-defaulting Underwriters do not purchase all of the Offered Certificates, this Agreement shall terminate, without any liability on the part of any non-defaulting Underwriters or the Company.

         In the event of a default by any Underwriter as set forth in this
SECTION 10, the Closing Date for the Offered Certificates shall be postponed for such period, not exceeding seven days, as the non-defaulting Underwriters and the Company shall determine in order that the required changes in the Registration Statement, the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and to any non-defaulting Underwriter for damages occasioned by its default hereunder.

         11. TERMINATION. (a) This Agreement shall be subject to termination by notice given to the Company, if the sale of the Offered Certificates provided for herein is not consummated because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement. If you terminate this Agreement in accordance with this Section 11(a), the Company will reimburse the Representative for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by the Underwriters in connection with the proposed purchase and sale of the Offered Certificates.

         (b) This Agreement (with respect to a particular Certificate Offering) and the related Terms Agreement shall be terminable by the Representative on behalf of the Underwriters by written notice delivered to the Company if at any time on or before the related Closing Date (i) trading in securities generally on the New York Stock Exchange shall have been suspended, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York State authorities, or (iii) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis, the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Representative, impracticable or inadvisable to market such Offered Certificates on the terms and in the manner contemplated in the Prospectus. Upon such notice being given, the parties to this Agreement shall (except for the liability of the Company and the Underwriters under Section 5(g) and Section 7 be released and discharged from their respective obligations under this Agreement.

         12. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY. The agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement and the related Terms Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Company or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the related Offered Certificates. The provisions of Section 7 hereof shall survive the termination or cancellation of this Agreement and the related Terms Agreement.

         13. SUCCESSORS. This Agreement and the related Terms Agreement will inure to the benefit of and be binding upon the parties hereto and thereto and their respective successors and the officers, directors and controlling persons referred to in Section 7 hereof, and their successors and assigns, and no other person will have any right or obligation hereunder or thereunder. No purchaser of any Offered Certificate from any Underwriter shall be deemed a successor or assign by reason of such purchase.

         14. APPLICABLE LAW. THIS AGREEMENT AND THE RELATED TERMS AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         15. MISCELLANEOUS. This Agreement, as supplemented by the related Terms Agreement, supersedes all prior and contemporaneous agreements and understandings relating to the subject matter hereof. This Agreement and the related Terms Agreement or any term of each may not be changed, waived, discharged or terminated except by an affirmative written agreement made by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement and the related Terms Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof or thereof.

NOTICES. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be delivered to it at the Representative's address first above written; or if sent to the Company, will be delivered to GE-WMC Mortgage Securities, L.L.C., 3100 Thornton Ave., Burbank, CA 91504, Attention:______; with a copy to GE Consumer Finance, 1600 Summer Street, 3rd Floor, Stamford, Connecticut 06927, Attention: Michael P. Paolillo, Senior Vice President and Counsel, Capital Markets.

         16. NON-PETITION COVENANT. Notwithstanding any prior termination of this Agreement, the Underwriters shall not acquiesce, petition or otherwise invoke or cause the Company to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Company under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Company.

         17. FINANCIAL SERVICES ACT. Each Underwriter represents and warrants to, and agrees with, the Company that (a) it has complied and shall comply with all applicable provisions of the Financial Services and Markets Act 2000 (the "FSMA") and the Public Offers of Securities Regulations 1995 (the "REGULATIONS") with respect to anything done by it in relation to the Offered Certificates in, from or otherwise involving the United Kingdom; (b) it has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any Offered Certificates in circumstances in which section 21(1) of the FSMA does not apply to the Company; and (c) it has not offered or sold, and prior to the date which is six months after the date of issue of the Offered Certificates will not offer or sell any Offered Certificates to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom for the purposes of the Regulations.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the Underwriters.

                                             Very truly yours,

                                             GE-WMC MORTGAGE SECURITIES, L.L.C.



                                             By: _______________________________
                                                 Name:
                                                 Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

[REPRESENTATIVE], as Representative



By: ___________________________________
     Name:
     Title:

                                    EXHIBIT A

                       GE-WMC MORTGAGE SECURITIES, L.L.C.

                            PASS-THROUGH CERTIFICATES
                                 SERIES ____-__

                                 TERMS AGREEMENT
                           (to Underwriting Agreement,
                              dated [_____], 20[__]
                   between the Company and the Representative)


GE-WMC Mortgage Securities, L.L.C.                           New York, New York
[ADDRESS]                                                                [Date]

         [____], as Representative, and each of the underwriters named below (collectively, the "UNDERWRITERS") agree, subject to the terms and provisions herein and of the captioned Underwriting Agreement (the "UNDERWRITING AGREEMENT"), to purchase such Classes of Series ____-__ Certificates specified in Section 2(a) hereof (the "OFFERED CERTIFICATES"). This letter supplements and modifies the Underwriting Agreement solely as it relates to the purchase and sale of the Offered Certificates described below and the terms and conditions thereof are incorporated herein by reference. The Series ____-__ Certificates are registered with the Securities and Exchange Commission by means of an effective Registration Statement (No. 333-_____). Capitalized terms used and not defined herein have the meanings given them in the Underwriting Agreement.

         Section 1. THE MORTGAGE POOL: The Series ____-__ Certificates shall evidence the entire beneficial ownership interest in a mortgage pool (the "MORTGAGE POOL") of conventional, fixed rate, fully amortizing one- to four-family residential mortgage loans (the "MORTGAGE LOANS") having the following characteristics as of ________ __, ____ (the "CUT-OFF DATE"):

                  (a) AGGREGATE PRINCIPAL AMOUNT OF THE MORTGAGE POOL: $[ ] aggregate principal balance as of the Cut-off Date, subject to [an upward or downward variance of up to [ ]%, the precise aggregate principal balance to be determined by the Company][a permitted variance such that the aggregate Scheduled Principal Balance thereof will be not less than $[ ] or greater than $[ ]].

                  (b) ORIGINAL TERMS TO MATURITY: The original term to maturity of each Mortgage Loan included in the Mortgage Pool shall be between ___ and ___ years.

         Section 2. THE CERTIFICATES: The Offered Certificates shall be issued as follows:

(a) CLASSES: The Offered Certificates shall be issued with the following Class designations, interest rates and principal balances, subject in the aggregate to the variance referred to in Section 1(a)[and, as to any particular Class, to an upward or downward variance of up to [ ]%]:

                                                               Class Purchase
Class            Principal Balance        Interest Rate       Price Percentage
-----------     -------------------      ---------------     ------------------
Class __             $_________                    ___%                    ___%


                  (b) The Offered Certificates shall have such other characteristics as described in the Prospectus.

         Section 3. PURCHASE PRICE: The Purchase Price for each Class of the Offered Certificates shall be the Class Purchase Price Percentage therefor (as set forth in Section 2(a) above) of the initial Class Certificates Principal Balance thereof plus accrued interest at the rate of [ ]% per annum from and including the applicable Cut-off Date up to, but not including, _________ __, ____ (the "CLOSING DATE").

         Section 4. REQUIRED RATINGS:The Offered Certificates shall have received Required Ratings of at least [ ] from [ ].

         Section 5. TAX TREATMENT: [One or more elections will be made to treat the assets of the Trust Fund as a REMIC.] [The Trust Fund will be treated as a "grantor trust" for federal income tax purposes.]

         Section 6. UNDERWRITERS: [lead, co-lead, co-managers]

         Section 7. UNDERWRITERS' INFORMATION: (i) the first sentence of the last paragraph appearing on the cover page of the Prospectus Supplement as such statements relate to such Offered Certificates, (ii) the second sentence in the paragraph under the heading "Risk Factors - You may not be able to resell your certificates", (iii) the second sentence of the first paragraph under the heading "Plan of Distribution" in the Prospectus Supplement as such statements relate to such Offered Certificates and (iv) [dec tables].

         Section 8. Underwriting Discounts and Commissions:

         [Section 9. ADDITIONAL EXPENSES:]*


-----------
* to be inserted if applicable.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Underwriters and the Company.

                                          Very truly yours,

                                          [REPRESENTATIVE], as Representative



                                          By: _______________________________
                                               Name:
                                               Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

GE-WMC MORTGAGE SECURITIES, L.L.C.



By: ____________________________________
     Name:
     Title:

[EACH CO-UNDERWRITER]

By: ____________________________________
     Name:
     Title: